UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

AFFYMAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33213	77-0579396
(Commission File Number)	(IRS Employer Identification No.)

4001 Miranda Avenue

Palo Alto, CA 94304

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 812-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 18, 2013, in connection with a reduction in force of approximately 75% of its workforce, Affymax, Inc. (the “Company”) will be terminating the employment of Jeffrey Knapp, the Chief Commercial Officer, along with the commercial and medical affairs field forces as well as other officers and employees throughout the organization.  As part of his termination, Mr. Knapp will receive severance under his employment agreement of (i) a lump sum payment equal to 6 months of his salary, (ii) reimbursement of up to 12 months of COBRA premiums, (iii) the right to exercise any vested stock options until the earlier of one year following the date of termination or the expiration of the term of any such option and (iv) other compensation available to employees and officers of the Company on comparable terms as part of the reduction in force.

On March 18, 2013, the Company issued a press release announcing the reduction in force. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

In early February 2013 and in consultation with the U.S. Food and Drug Administration (FDA), the Company and Takeda, voluntarily recalled OMONTYS® nationwide from the market as a result of post-marketing reports regarding serious hypersensitivity reactions, including anaphylaxis, which can be life-threatening or fatal. In connection with the recall, the Company  and Takeda suspended all promotional and marketing activities for OMONTYS.  While the Company and Takeda continue to investigate the potential cause of the safety concerns, at this time, the Company faces significant challenges to its business. The Company is  unable to estimate the scope or timelines associated with the investigation and whether its available resources would allow it to complete the investigation, which may be costly and time-consuming, and with limited funds and resources, the Company may not be able to complete the investigation or ever identify the causes of the safety concerns.

As described in the attached press release, the Company is reorganizing its operations in order to reduce operating costs and focus on the OMONTYS safety and other related FDA issues associated with the recall of the product. In addition to  the significant reduction in force of approximately 230 employees (75% of the Company’s workforce), including the commercial and medical affairs field forces as well as other officers and employees throughout the organization, the Company is transitioning many of the ongoing activities to Takeda.  In connection with this reduction in force, the Board and management reviewed the Company’s current financial position, including but not limited to: (i) the Company’s existing cash balance, which as of February 28, 2013 was approximately $67 million, (ii) all currently outstanding liabilities as well as commitments to third parties, which include potential contract manufacturing organization (CMO) commitments of up to an estimated approximately $33 million, (iii) outstanding debt obligations of up to approximately $11 million under its existing credit facility, (iv) estimated costs and expenses of the reduction in force of $8 to $10 million, and (v) estimates of expenses to continue its arrangement with Takeda under the collaboration agreement, and conduct the ongoing investigation and support the recall of OMONTYS and ongoing operations as a significantly smaller public company.  As a result, the Company is undertaking an ongoing significant restructuring effort which is expected to include further efforts to transition responsibilities for the investigation and recall of OMONTYS to Takeda, discussions with the FDA, additional reductions in force and renegotiation of some or all of its existing agreements with third parties in order to support a significantly smaller organization.  If the Company is unable to rapidly progress these efforts, its ability to continue operations will be significantly in doubt.

The Company will continue to review its operations as it discusses with Takeda the roles and responsibilities of the parties in addressing the regulatory and other obligations resulting from the OMONTYS recall. In any event, the Company plans to continue to make efforts to substantially reduce its operating costs, which will likely include further reductions in force as it endeavors to conserve cash resources. The Company has been in discussions with, and is planning to seek further assistance and support from Takeda as it transitions from a commercial operating company to a company potentially without any product. The Company is undertaking steps to reduce all of its outstanding obligations to third parties and are dependent on those efforts to continue operations even in the near term, however, the Company may not be successful. The Company is particularly dependent on Takeda’s willingness to continue the collaboration in a modified form that reduces the Company’s operating expenses and responsibilities under the collaboration, but the Company may also be required to reduce its share of OMONTYS profits if and when the product may be re-introduced in the future. Even if Takeda is willing to assume additional responsibilities under the collaboration, including the conduct of most or all of the ongoing investigation, the loss of critical personnel and functions means that the Company may not be able to maintain operations, support the New Drug Application (NDA), continue as a going concern or ever re-introduce OMONTYS.

In view of the Company’s limited resources and funds, it plans to explore various strategic alternatives, including a sale of the Company or its assets or a corporate merger. The Company is considering all possible alternatives, including further restructuring activities, wind-down of operations or even bankruptcy proceedings.

If the Company and Takeda are unable to rapidly identify and rectify the causes of the safety concerns to the satisfaction of the FDA, which is highly uncertain, OMONTYS may be permanently withdrawn from the market.  The recall of OMONTYS has severely harmed the Company’s business, financial condition, and prospects as a going concern. The recall has also limited the Company’s access to funds and the resources that may be required in order to address the safety concerns resulting in the recall. As a result, the Company may be unable to continue its operations.  In order to reintroduce OMONTYS, the Company would have to complete its ongoing thorough investigation, identify the causes of the safety concerns and provide a suitable plan to the FDA for approval.   Accordingly, there can be no assurance that the Company can address the safety concerns and meet the requirements of the FDA for reintroduction.  Moreover, even if OMONTYS could be reintroduced, the commercial prospects for this product may be permanently diminished and the product may no longer be commercially viable.

Risk Factors

Our business faces significant risks, some of which are set forth below to enable readers to assess, and be appropriately apprised of, many of the risks and uncertainties applicable to the forward-looking statements made in this Current Report on Form 8-K. You should carefully consider these risk factors as each of these risks could adversely affect our business, operating results and financial condition. If any of the events or circumstances described in the following risks actually occurs, our business may suffer, the trading price of our common stock could decline and our financial condition or results of operations could be harmed. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. In assessing these risks, you should also refer to the other information contained in this Current Report on Form 8-K. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe to be immaterial, may also adversely affect our business.

We have recently recalled OMONTYS nationwide due to safety concerns and OMONTYS may not be reintroduced to the market unless we are able to rapidly identify and successfully address the causes of the safety concerns with the FDA. OMONTYS is our only product and the recall has severely harmed our business. We face significant challenges to our business. We may have to abandon or relinquish some or all of our product rights.  Accordingly, we may not be able to continue the business and operations of the Company as a result of these safety concerns.

We recently announced the voluntary nationwide recall of OMONTYS from the market resulting from serious allergic reactions reported in patients receiving OMONTYS, including anaphylaxis related to deaths occurring after first administration of OMONTYS.  While we continue to investigate these cases and the nature and causes of the safety concerns, if we are unable to rapidly identify and rectify the causes, the product could be permanently withdrawn from the market and we may be unable to continue as a going concern.  The recall has severely harmed our business and financial condition and prospects as a going concern and we may not be able to continue the business and operations of the Company.

In order to address the safety concerns resulting in the recall of OMONTYS, we would have to complete our ongoing thorough investigation, identify the causes of the serious allergic reactions and provide a suitable plan to the FDA for approval.  We are unable to predict if or when this process may be completed or the associated costs, but we expect that that investigation may be lengthy and are uncertain as to whether our available limited resources, particularly in light of our recent reductions in our workforce, which may not allow us to complete the process in a timely manner.  Further, in an effort to continue our operations in the near term with our limited resources, we will need to continue to substantially reduce our operating costs, including further reductions in force of critical personnel and functions, even those directly related to the conduct of the investigation and support of our NDA for OMONTYS.

There can be no assurance that our business can continue or OMONTYS can be shown to be sufficiently safe to meet the requirements of the FDA for reintroduction.  Moreover, even if OMONTYS could be reintroduced, the commercial prospects for this product may be permanently diminished, coverage and reimbursement may not be available, and the product may no longer be commercially viable.

We have incurred significant operating losses since inception and anticipate that we will incur continued losses for the foreseeable future without revenues from OMONTYS, which was our only product. We have undertaken a reorganization and if we are unable to substantially further reduce our expenses, we may need to cease operations.

We have experienced significant operating losses since our inception in 2001and due to the recent recall of OMONTYS and the uncertainty of when or if we may receive any revenues from OMONTYS, we anticipate that we will incur substantial losses in future periods. In particular, we expect to continue to spend substantial amounts in order to:

•                  investigate the causes of reported patients’ hypersensitivity reactions to OMONTYS;

•                  if we are able to identify and address the safety concerns with OMONTYS, meet the requirements of the FDA in an effort to reintroduce and commercialize OMONTYS;

•                  support and maintain our organizations and infrastructure to manage and comply with our ongoing regulatory and legal obligations as well as to support our existing and potential future litigation; and

•                  maintain or manage our ongoing contractual commitments to third parties including to OMONTYS CMOs to reduce our obligations pending the outcome of the investigation.

As a result of the recall and the suspension of all marketing activities, there is significant uncertainty as to whether we will have sufficient cash, cash equivalents, and investments to fund our operations for at least the next 12 months. Even with the recent reorganization, further reductions in our workforce and cash outflows, there is no assurance that we will be able to reduce our operating expenses enough to meet our existing obligations and conduct ongoing operations.  If we are not able to reintroduce the product or obtain additional funding in the near future, our cash resources will rapidly be depleted and we will be required to significantly reduce or suspend operations, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships. Further, we may be in breach under our loan and security agreement, or the Loan Agreement, with Oxford Finance LLC and Silicon Valley Bank, or, collectively, the Lenders, as the voluntary recall may be considered a material adverse event under the Loan Agreement.  Under the Loan Agreement, the Lenders have various rights, including the right to not extend further credit of the remaining $20.0 million under the Loan Agreement, require immediate repayment of the outstanding principal plus accrued and unpaid interest, a final payment fee and prepayment fee of approximately $2.2 million as of February 28, 2013 and other remedies available under the terms of the Loan Agreement. In order to maintain our efforts to identify and address the safety concerns with OMONTYS, we are undertaking a significant restructuring of the business and operations of the Company, but we plan to continue to make efforts to substantially reduce our operating costs, which will likely include further reductions in force as we endeavor to conserve our cash resources.

To date, our sources of cash have been limited primarily to the proceeds from the sale of our securities to private and public investors and payments by Takeda under our collaboration agreements. Further challenges or delays to potential reintroduction of OMONTYS could require us to raise additional funds to continue our operations. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, if available, our stockholders may experience significant dilution. Our current debt financing involves security interests on our assets and restrictive covenants, such as limitations on our ability to incur additional indebtedness, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business.

If we are unable to identify quickly the causes of the OMONTYS safety concerns or raise additional funds when required or on acceptable terms, we may have to:

•                  abandon the investigation, NDA, and any potential to reintroduce OMONTYS ;

•                  significantly delay, scale back, or discontinue operations;

•                  abandon or relinquish some or all of our existing rights to OMONTYS;

•                  eliminate or defer manufacturing efforts that may negatively impact OMONTYS; or

•                  pursue alternatives such as a sale of the company or its assets, a corporate merger, restructuring, winddown of operations or even bankruptcy proceedings.

Our ability to generate product sales and continue as a going concern depends heavily on our ability to successfully reintroduce and commercialize OMONTYS, which is highly uncertain and challenging.  OMONTYS will require significant marketing efforts and substantial investment before it can provide us with any meaningful revenue, if ever. We expect to incur substantial expenses associated with the recall and the ongoing investigation.  Even if the underlying causes of the safety concerns can be identified, which is uncertain, the timelines associated with the investigation and the feasibility and costs associated with implementing solutions to address the safety concerns to the satisfaction of the FDA are highly uncertain. Our recent reorganization and future reductions in force of critical personnel and functions may substantially impair the investigation and our ability to maintain our operations and support the NDA.  Accordingly, we may never be able to reintroduce OMONTYS or generate significant revenues and, even if OMONTYS is reintroduced so as to generate product sales, we may never achieve or sustain profitability.

We will be unable to proceed with next steps for OMONTYS without cooperation with Takeda in the U.S. If we fail to maintain our existing collaboration with Takeda, such termination would have a material adverse effect on our business and operations and our ability to meet our obligations.

The maintenance and successful performance of our strategic collaboration with Takeda for OMONTYS is an important part of our business and operations, in particular with respect to the OMONTYS recall and investigation. Our collaboration with Takeda is extremely complex and we both have obligations to the FDA and one another with respect to the manufacture, development and approval of OMONTYS. The complexity of our collaboration creates significant risk and uncertainty as to how and when we might be in position to address the safety concerns of OMONTYS that resulted in our product recall.

Moreover, Takeda has the ability to terminate our collaboration upon an uncured material breach by us or even in the absence of a material breach with six months’ notice.  Currently, Takeda could terminate either or both of our collaboration agreements, which termination in the U.S. would have a material adverse effect on OMONTYS and our business and operations.  In the past, events such as the suspension of the OMONTYS oncology program, the impact of the Phase 3 results on the renal program particularly on the non-dialysis indication, and the decreased market opportunity for eryhropoiesis stimulated agents increase the possibility that Takeda may elect to terminate the collaboration or limit the resources Takeda is willing to commit to OMONTYS.  The safety concerns with OMONTYS combined with the recent U.S. recall may negatively impact the European Medicines Agency decision and Takeda’s view of the collaboration and its overall commitment to OMONTYS, including in the U.S., our major market opportunity.

Under our collaboration, Takeda currently provides funding and performs important functions, including contracting, pricing, accounting for the collaboration revenue and profit equalization and conducting manufacturing activities, all of which are essential to our continuation as a going concern in the near-term. Even in the absence of termination by Takeda, the significant resources and commitment that may be required to successfully address OMONTYS safety concerns with the FDA and to reintroduce and commercialize OMONTYS in the U.S. may result in limited commercial opportunity, and Takeda’s failure to provide funding or timely cooperate in our investigation of the causes of the safety concerns with OMONTYS would have a significant adverse effect on our efforts and our business.

We are currently subject to securities class action litigation and may be subject to similar or other litigation such as products liability litigation in the future.

We and certain of our officers as well as Takeda Pharmaceutical Company Limited, Takeda Pharmaceuticals U.S.A., Inc. and Takeda Global Research & Development Center, Inc. have been named defendants in two lawsuits filed in February 2013 in the United States District Court for the Northern District of California, brought on behalf of  stockholders of the Company that alleges violations of the Securities Exchange Act of 1934 in connection with allegedly false and misleading statements made by the defendants regarding our  business practices, financial projections and other disclosures between December 8, 2011 and February 22, 2013, or the Class Period.  The plaintiffs seek to represent a class comprised of purchasers of our common stock during the Class Period and seek damages, costs and expenses and such other relief as determined by the court.  While we believe we have meritorious defenses and intend to defend the lawsuit vigorously, we cannot predict the outcome of these lawsuits.  We believe that there may be additional suits or proceedings brought in the future. Monitoring and defending against legal actions, whether or not meritorious, is time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities and we cannot predict how long it may take to resolve these matters. In addition, legal fees and costs incurred in connection with such activities may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. A decision adverse to our interests on these actions or resulting from these matters could result in the payment of substantial damages and could have a material adverse effect on our cash flow, results of operations and financial position.

Likewise, if product liability lawsuits are brought against us for injuries or deaths due to patients’ adverse reactions to OMONTYS, we may be subject to additional liability. In any event, a potential product liability lawsuit would require significant financial and management resources. Regardless of the outcome, product liability claims may result in injury to our reputation, withdrawal of clinical trial participants, significant costs, diversion of management’s attention and resources, substantial monetary awards, loss of revenue, and additional distractions from our efforts to address safety concerns that may allow us to reintroduce OMONTYS. Our inability to obtain and retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the reintroduction of OMONTYS.

With respect to any litigation, our insurance may not reimburse us or may not be sufficient to reimburse us for the expenses or losses we may suffer in contesting and concluding such lawsuits. Substantial litigation costs or an adverse result in any litigation may adversely impact our business, operating results or financial condition.

We may be unable to continue our operations, meet our obligations, and relaunch and commercialize OMONTYS as a result of our recent reorganization plan, further reductions in force or any loss of services of senior management and key personnel.

We are highly dependent upon our senior management and key personnel, however, due to the significant challenges to our business, our recent reorganization and further reductions in force, or the loss of any of their services, for any reason, could negatively impact our operations.  We will need to maintain personnel as we investigate the cause of the safety concerns related to OMONTYS, search for and implement a solution to address it, potentially reintroduce and further commercialize OMONTYS and conduct post-marketing studies and trials. Competition for qualified personnel in the biotechnology and pharmaceuticals field is intense. We may not be able to maintain personnel on acceptable terms. In addition, each of our officers and key personnel may terminate his/her employment at any time without notice and without cause or good reason.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits:

Exhibit No.	Description
99.1	Press Release, dated March 18, 2013, entitled “Affymax Announces Reduction in Force to Align Resources Around Ongoing Product Investigation”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMAX, INC.

Dated: March 18, 2013
	By:	/s/ Herb Cross
Herb Cross
Chief Financial Officer